As filed with the Securities and Exchange Commission on August, 12, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LA-Z-BOY INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-0751137
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

1284 North Telegraph Road
Monroe, Michigan 48162-3390
(Address of Principal Executive Offices including Zip Code)

La-Z-Boy Incorporated 2004 Long-Term Equity Award Plan
(Full Title of the Plan)

Copy to:
James P. Klarr	Kent E. Shafer
Secretary and Corporate Counsel	MILLER, CANFIELD, PADDOCK
LA-Z-BOY INCORPORATED	AND STONE, P.L.C.
1284 North Telegraph Road	150 West Jefferson Avenue
Monroe, Michigan 48162-33906	Detroit, Michigan 48226
(734) 241-3351	(313) 496-7570

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount to Be Registered	Maximum Offering Price Per Share (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock,
$1.00 par value	5,000,000 shares (2)	$ 16.37	$ 81,850,000	$ 10,370

(1)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of La-Z-Boy Incorporated Common Stock, as reported on the New York Stock Exchange on August 11, 2004.

(2)

In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by us with the Commission are incorporated herein by reference:

    (a)        The description of the Company’s Common Stock, par value $1.00 per share, contained in its Registration Statement on Form 8-A dated August 5, 1987 (Registration No. 1-9656);

    (b)        The Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2004 (File No. 1-9656);

    (c)        The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 24, 2004 (File No. 1-9656);

    (d)        The Company’s Current Report on Form 8-K filed with the Commission on May 4, 2004 (File No. 1-9656); and

    (e)        The Company’s Current Report on form 8-K filed with the Commission on May 25, 2004 (File No. 1-9656).

        In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

      Not applicable.

Item 5. Interest of named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

        The Company is a Michigan business corporation. The Michigan Business Corporation Act, which governs the registrant, permits it to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action, suit or proceeding by or in the right of the Company, by reason of the fact that he or she is or was a director, officer, employee, or agent of La-Z-Boy, or is or was serving at its request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) against expenses (including attorney fees) and judgments, penalties, fines, and amounts paid in settlement that are actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, and with respect to a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Michigan Business Corporation Act also permits the Company to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by or in the right of the Company by reason of that fact that he or she is or was a director, officer, employee, or agent of the Company (or is or was serving at its request in one of the other capacities described above) against expenses (including attorney’s fees) and amounts paid in settlement that are actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, except that no indemnification may be made for a claim, issue, or matter in which the indemnified person has been found liable to the Company except for any indemnification against expenses that may be ordered by the court.

        Section 2 of Article IX of the registrant's articles of incorporation provides for mandatory indemnification of its directors and officers and permits indemnification of other parties, as follows:

Section 2. Indemnification. The Corporation shall indemnify any of its directors and officers and may indemnify any of its employees and agents (in each case including such person’s heirs, executors, administrators and legal representatives) who are made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, to the fullest extent authorized or permitted under the Act or other applicable law, as the same presently exist or may hereafter be amended, but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than authorized or permitted before such amendment. Without limiting the generality of the foregoing, the following provisions, except to the extent they limit the indemnity which may be provided pursuant to the foregoing, shall apply:

2.1 — Indemnification of Directors and Officers: Claims by Third Parties. The Corporation shall to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgements, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

2.2 — Indemnification of Directors and Officers: Claims Brought By or In the Right of the Corporation. The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the “Indemnitee”) who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made under this subsection 2.2 for claim, issue, or matter in which the Indemnitee has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

2.3 — Actions Brought by the Indemnitee. Notwithstanding the provisions of subsections 2.1 and 2.2 the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the Corporation: or (ii) was brought or made to enforce this Section 2 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

2.4 — Approval of Indemnification. An indemnification under subsections 2.1 or 2.2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2 as the case may be. This determination shall be made in any of the following ways:

(a)	By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit, or proceeding.

(b)	If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than three (3) disinterested directors.

(c)	By independent legal counsel in a written opinion.

(d)	By the shareholders.

2.5 — Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or 2.2 above shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. The under taking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

2.6 — Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

2.7 — Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 2 and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

2.8 — Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through 2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

2.9 — Definitions. “Other enterprise” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in subsections 2.1 and 2.2.

2.10 — Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether or not the Corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.

2.11 — Enforcement. If a claim under this Section 2 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which makes it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither failure of the Corporation (including the Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including the Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

2.12 — Contract with the Corporation. The right to indemnification conferred in this Section 2 shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Section 2 is in effect and any repeal or modification of this Section 2 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

2.13 — Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded form application to this Section 2. The indemnification and other obligations set forth in this Section 2 of the Corporation shall be binding upon any resulting or surviving corporation after any merger of consolidation with the Corporation. Notwithstanding any thing to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 2 for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

2.14 — Severability. Each and every paragraph, sentence, term and provision of this Section 2 shall be considered severable in that, in the event that a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Section 2 shall be construed in all respects as if such invalid or unenforceable matter had been omitted.

        The Company also has entered into indemnification agreements with all of its directors and executive officers. Those agreements require it to maintain directors’ and officers’ liability insurance for their benefit or a substitute for such insurance to the extent reasonably available, or to indemnify them to the full extent of the insurance coverage that otherwise would be provided to them. The agreements contemplate indemnification broader than that expressly provided for in the Michigan Business Corporation Act, in that they contemplate, when certain conditions are met, indemnification against judgments and fines (as well as settlement costs) incurred in proceedings brought by or in the right of the Company.

        Section 209(c) of the Michigan Business Corporation Act also provides that the articles of incorporation of a Michigan business corporation may contain a provision providing that a director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for a breach of the director’s fiduciary duty, except that such a provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its shareholders; acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; a violation of Section 551(1) of the Michigan Business Corporation Act (which relates to unauthorized dividends or distributions to shareholders and unauthorized loans); or any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of its shareholders, The Company’s shareholders approved an amendment to its Articles of Incorporation to include such a provision, as well as the above-quoted provisions of Section 2, Article IX.

        On a regular basis (and not specifically in connection with this offering), the Company also maintains insurance against liabilities arising on the part of any of its directors or officers out of their performance in those capacities or arising on the Company’s part out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7. Exemption From Registration Claimed

      Not applicable.

Item 8. Exhibits

      See Index to Exhibits.

Item 9. Undertakings

    (a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on August 11, 2004.

LA-Z-BOY INCORPORATED By: /s/ Kurt L. Darrow Kurt L.Darrow President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Kurt L. Darrow and David M. Risley as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of August 11, 2004.

/s/ P.H. Norton _______________________________________ P.H. Norton Chairman of the Board	/s/ J.W. Johnston ________________________________________ J.W. Johnston Director
/s/ K. L. Darrow _______________________________________ K.L. Darrow President and Chief Executive Officer, Director	/s/ H.G. Levy ________________________________________ H.G. Levy Director
/s/ D. M. Risley _______________________________________ D.M. Risley Senior Vice President and Chief Financial Officer	/s/ R. E. Lipford ________________________________________ R.E. Lipford Director
/s/ L.M. Riccio, Jr. _______________________________________ L.M. Riccio, Jr. Chief Accounting Officer and Corporate Controller	/s/ D. L. Mitchell ________________________________________ D.L. Mitchell Director
/s/ J. H. Foss _______________________________________ J.H. Foss Director	/s/ H. O. Petrauskas ________________________________________ H.O. Petrauskas Director
/s/ D.K. Hehl _______________________________________ D.K. Hehl Director	/s/ J.L. Thompson ________________________________________ J.L. Thompson Director
_______________________________________ M.R. Martinez Director

INDEX TO EXHIBITS

Exhibit No.	Description
4	(not applicable)

5.1	Opinion of Miller, Canfield, Paddock and Stone, P.L.C.

15	(not applicable)

23.1	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in the signature page to this registration Statement)

Exhibit 5.1

[MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.]

August 12, 2004

La-Z-Boy Incorporated
1284 North Telegraph Road
Monroe, Michigan 48162-3390

Attn: Board of Directors

Re:   Registration Statement on Form S-8

Gentlemen:

        In connection with the registration of 5,000,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), to be issued pursuant to the La-Z-Boy Incorporated 2004 Long-Term Incentive Equity Award Plan (the “Plan”), under the Securities Act of 1933, as amended (the “Act”), by La-Z-Boy Incorporated, a Michigan corporation (the “Company”), on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken, and proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

        As such counsel, we have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With your consent we have relied upon certificates of an officer of the Company and others with respect to certain factual matters. We have not independently verified such factual matters.

        We are opining herein as to the effect on the subject transaction of only the law of the State of Michigan, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

        Subject to the foregoing and in reliance thereon, it is our opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of any required payment for the Shares, the Shares will be validly issued, fully paid, and nonassessable securities of the Company.

        We consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, /s/ Miller, Canfield, Paddock and Stone, P.L.C. Miller, Canfield, Paddock and Stone, P.L.C.

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2004, relating to the financial statements and financial statement schedule of La-Z-Boy Incorporated, which appears in La-Z-Boy Incorporated's Annual Report on Form 10-K for the year ended April 24, 2004.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Toledo, Ohio August 12, 2004